UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 8, 2025, Assembly Biosciences, Inc. (the "Company") issued a press release announcing interim results from the Phase 1b portions of its ongoing Phase 1a/b clinical studies evaluating ABI-1179 (the "1179 Study") and ABI-5366 (the "5366 Study). Both ABI-1179 and ABI-5366 are investigational long-acting herpes simplex virus ("HSV") helicase-primase inhibitor candidates for recurrent genital herpes. Results from two cohorts of weekly dosing of ABI-1179 and the third cohort of the 5366 study, which evaluated monthly dosing of ABI-5366, were reported in the press release. The press release also includes unblinded safety data for the first two cohorts of the 5366 Study. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

ABI-1179

The Company announced interim results from the 1179 Study. For the powered antiviral endpoint, HSV type 2 ("HSV-2") shedding rate, highly potent antiviral activity was observed with a 98% reduction compared to placebo (p<0.01) over the 29-day evaluation period in the cohort evaluating a 50 mg weekly dose. This reduction exceeds our target for the study of an 80%-85% reduction in the rate of HSV-2 shedding.

For a secondary clinical endpoint of virologically confirmed genital lesion rate, a 91% reduction compared to placebo (p<0.01) was observed with the 50 mg weekly dose. The rate of samples with high viral load, a potential surrogate for HSV-2 transmission and a secondary endpoint, was reduced by over 99% compared to placebo in this cohort.

ABI-1179 was observed to be well-tolerated at oral doses up to 50 mg weekly in participants and the observed pharmacokinetic ("PK") profile continues to support once-weekly dosing regimens. With these data, the Company is progressing Phase 2 enabling activities for ABI-1179 in parallel with completion of this Phase 1b study, which includes a third cohort and potentially a fourth.

ABI-5366

The Company also announced interim results for a monthly oral dosing cohort in the 5366 Study, following the positive interim results for two cohorts of weekly oral dosing reported in August 2025. The Company also released unblinded safety data for the two cohorts that were reported in August 2025.

For the powered antiviral endpoint in the monthly dosing cohort, HSV-2 shedding rate, potent antiviral activity was observed with a 76% reduction compared to placebo (p<0.01) over the 29-day evaluation period. The majority of positive swabs (89%) were collected in the last two weeks of the evaluation period when drug levels were declining.

For a secondary clinical endpoint of virologically confirmed genital lesion rate, an 88% reduction compared to placebo (p<0.01) was observed. The rate of samples with high viral load (p<0.01), a potential surrogate for HSV-2 transmission and a secondary endpoint, was reduced by 81% compared to placebo in this cohort.

As previously reported, for the 350 mg weekly dose cohort, a 94% reduction in HSV-2 shedding rate (p=0.01) and a 97% reduction in virologically confirmed genital lesion rate (p<0.05) compared to placebo was observed. ABI-5366 continues to be well-tolerated across all evaluated oral dosing regimens up to 350 mg weekly, and the PK profile supports both once-weekly and potentially once-monthly oral dosing regimens.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: December 8, 2025	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary